[GRAPHIC: ACCOLADE FUNDS LOGO AND LETTERHEAD]

                                 ACCOLADE FUNDS
                               Bonnel Growth Fund
                                MegaTrends Fund
                       Adrian Day Global Opportunity Fund

                                December 4, 1996

United Shareholder Services, Inc.
7900 Callaghan Road
San Antonio, TX 78229

Gentlemen:

Pursuant to the EFFECTIVE DATE Section of the Printing Agreement dated September 21, 1994, between Accolade Fund (the "Trust") and United Shareholder Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established two new series of its shares, namely the MegaTrends Fund and the Adrian Day Global Opportunity Fund, and be further advised that the Trust desires to retain the Transfer Agent to render services under the Printing Agreement to these Funds at the fee stated in the COMPENSATION Section of the Printing Agreement.

         NAME OF FUND:  ADRIAN DAY GLOBAL OPPORTUNITY FUND

         DATE SUBJECT TO AGREEMENT: .................., 1996

Please state below whether you are willing to render such services.

                                       ACCOLADE FUNDS



Attest:                                By:
        -------------------------        --------------------------
        THOMAS D. TAYS, SECRETARY        FRANK E. HOLMES, PRESIDENT



Date:
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We are  willing  to render  services  to the Leeb  Value Fund and the Adrian Day
Global Opportunity Fund at the fee stated in the COMPENSATION Section of the Printing Agreement.


                                       UNITED SHAREHOLDER SERVICES, INC.



Attest:                                By:
        --------------------------        --------------------------
        SUSAN B. MC GEE, SECRETARY        BOBBY D. DUNCAN, PRESIDENT



Date:
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                              7900 Callaghan Road
           Mail Address: P.O. Box 781234, San Antonio, TX 78278-1234
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